UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
Form 8-K
_________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2014
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AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	001-33278	20-5961564

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

Address of principal executive offices:	5200 Great America Parkway, Santa Clara, CA 95054
Registrant’s telephone number, including area code:	(408) 567- 7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURE

EX-10.1

Item 1.01 Entry into a Material Definitive Agreement
On March 28, 2014, Aviat Networks, Inc., a Delaware corporation (the “Company”), entered into a Second Amended and Restated Loan Agreement (the “Loan Facility”) by and among the Company, Aviat U.S., Inc. (“Opco,” and together with the Company, the “U.S. Borrowers”), Aviat Networks (S) Pte. Ltd. (“Singapore Borrower,” and together with the Company and Opco, the “Borrowers”) and Silicon Valley Bank, as lender (the “Lender”). The Loan Facility amends and restates the Company’s existing First Amended and Restated Loan and Security Agreement, dated as of September 27, 2013 (the “Existing Loan Facility”), by and among the Borrowers and the Lender.

The Loan Facility provides for a $40.0 million accounts receivable formula based revolving credit facility that can be borrowed by the U.S. Borrowers, with a $30.0 million sublimit (the “Singapore Sublimit”) for an accounts receivable formula based revolving credit facility that can be borrowed by the Singapore Borrower. Loans may be advanced under the Loan Facility based on a borrowing base equal to a specified percentage of the value of eligible accounts of the Borrowers. The borrowing base is subject to certain eligibility criteria. Availability under the accounts receivable formula based revolving credit facility can also be utilized to issue letters of credit. If at any time (i) the aggregate principal amount of the loans outstanding plus the face amount of undrawn letters of credit under the Loan Facility exceed the borrowing base then in effect, or (ii) the aggregate principal amount of the loans outstanding to the Singapore Borrower plus the face amount of undrawn letters of credit issued for the Singapore Borrower under the Loan Facility exceed the lesser of the borrowing base or the Singapore Sublimit, then the applicable Borrowers must make a prepayment in an amount sufficient to eliminate such excess. Loan proceeds may be used for general corporate purposes. The Borrowers may prepay loans under the Loan Facility in whole or in part at any time without premium or penalty. As of March 28, 2014, the Borrowers had $6.0 million aggregate principal amount of outstanding revolving loans under the Loan Facility and undrawn letters of credit in an aggregate principal amount of approximately $4.5 million under the Loan Facility. The Borrowers used proceeds of the initial extension of credit under the Loan Facility to refinance $6.0 million of revolving loans under the Borrowers’ Existing Loan Facility.

The loans bear interest, at the Borrowers’ option, at (i) the prime rate reported in The Wall Street Journal, plus a spread of 0.50% to 1.50%, with such spread determined based on the Company’s adjusted quick ratio or (ii) if the Borrowers satisfy a minimum adjusted quick ratio, a LIBOR rate determined in accordance with the Loan Facility, plus a spread of 2.75%. Interest is due and payable in arrears monthly for prime rate loans and at the end of an interest period for LIBOR rate loans. Principal, together with all accrued and unpaid interest, is due and payable on September 26, 2016 (the “Maturity Date”). The Borrowers are also obligated to pay other customary closing fees, commitment fees and letter of credit fees for a facility of this size and type.

Certain of the Borrower’s material domestic subsidiaries are required to guaranty the obligations under the Loan Facility. The obligations of the Borrowers and the guarantors are secured by substantially all of their respective assets, excluding intellectual property and subject to certain other exceptions and limitations. The U.S. Borrowers are jointly and severally liable for the obligations of Singapore Borrower under the Singapore Sublimit, however, the Singapore Borrower is not liable for the obligations of the U.S. Borrowers with respect to any obligations incurred by the U.S. Borrowers under the Loan Facility.

The Loan Facility contains customary affirmative and negative covenants, including, among others, covenants limiting the ability of Borrowers and their subsidiaries to dispose of assets, permit a change in control, merge or consolidate, make acquisitions, incur indebtedness, grant liens, make investments, make certain restricted payments and enter into transactions with affiliates, in each case subject to customary exceptions. In addition, the Loan Facility provides that the Company must maintain compliance with an adjusted quick ratio and a minimum EBITDA covenant, each as determined in accordance with the Loan Facility.

Upon an event of default, the Lender may declare the outstanding obligations payable by the Borrowers to be immediately due and payable and exercise other rights and remedies provided for under the Loan Facility. The events of default under the Loan Facility include, among others, payment defaults, covenant defaults, a material adverse change default, bankruptcy and insolvency defaults, cross-defaults to other material indebtedness, judgment defaults, inaccuracy of representations and warranties and defaults relating to governmental approvals. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Loan Facility at a per annum rate of interest equal to 2.00% above the applicable interest rate.

The Lender and its affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Loan Facility is qualified in its entirety by reference to the full text of the Loan Facility, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1     Second Amended and Restated Loan and Security Agreement, dated as of March 28, 2014, by and among Aviat Networks, Inc., Aviat U.S., Inc., Aviat Networks (S) Pte. Ltd. and Silicon Valley Bank.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
Date: March 31, 2014	By:	/s/ Edward J. Hayes, Jr.
		Name:	Edward J. Hayes, Jr.
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Under Regulation S-K, Item 601	Description

10.1	Second Amended and Restated Loan and Security Agreement, dated as of March 28, 2014, by and among Aviat Networks, Inc., Aviat U.S., Inc., Aviat Networks (S) Pte. Ltd. and Silicon Valley Bank.